UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 12/14/12

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia 23060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activity.

On December 14, 2012, the Board of Directors of Star Scientific, Inc. (“Company” or “our Company”) voted unanimously to discontinue the manufacturing, distribution and sale of our company’s dissolvable smokeless tobacco products, Ariva® and Stonewall Hard Snuff® as of December 31, 2012. With this change our Company will no longer be manufacturing or selling any tobacco products. The Board was motivated to take this action in light of the continued losses and low sales for our dissolvable tobacco products over the last several years. It was also motivated by the fact that restrictions under the Family Smoking Prevention and Tobacco Control Act which prohibit our Company from making any statements about the comparative safety of various types of tobacco products have made it extremely difficult to effectively market our dissolvable tobacco products, notwithstanding that they represent a less hazardous alternative to cigarettes and to traditional smokeless tobacco products. The Board’s action was further influenced by the fact that continuing to manufacture dissolvable tobacco products has had a negative impact on our ability to interest leading scientific and medical research centers in undertaking clinical research related to our anatabine compound in managing excessive inflammation. Our Company currently uses its anatabine citrate compound in its dietary supplements Anatabloc® and Anatabloc® Unflavored and its anatabine-based cosmetic product, Anatabloc® Facial Crème.

Following the discontinuance of our dissolvable tobacco business, our Company will continue to look for licensing opportunities related to our dissolvable tobacco products and technology, including that relating to our Ariva BDL™ and Stonewall BDL™ modified risk tobacco products and the patented StarCured® tobacco curing process used in connection with the manufacturing of our low TSNA dissolvable tobacco products.

Our Company anticipates annual savings of approximately $1.1 million from the discontinuance of the dissolvable tobacco business. We will incur severance costs in the form of salary continuation payments and continued health benefit costs under COBRA of approximately $829,000, for employees transitioning from Star Tobacco, Inc. In addition our Company will issue stock awards under the Company’s 2008 Incentive Award Plan in the aggregate amount up to 350,000 shares to those employees transitioning form Star Tobacco, in recognition of their long-time service to our Company. We anticipate that the stock awards will have a total value of approximately $1.1 million as well as a gross up charge for taxes of approximately $0.4 million. The total cost in connection with the discontinuance of the Company’s dissolvable tobacco business is anticipated to be an aggregate of cash and non-cash items of approximately $2.8 million in the fourth quarter.

Following the discontinuation of the Star Tobacco, Inc. operations, the Company will have annual lease, real estate and insurance obligations for its manufacturing facility in Chase City, Virginia in the amount of approximately $79,200. The aggregate of these payments over the remaining nine and half years of a twenty year lease will be approximately $752,000, unless the lease is terminated or otherwise amended during the interim.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the U.S. Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: December 17, 2012	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer